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                                                                   EXHIBIT 23.11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 to Form S-1 Registration Statement on Form S-3 of Charter Communications, Inc. of our report dated March 30, 1999 relating to the combined financial statements of the Combined Operations of Pegasus Cable Television of Connecticut, Inc. and the Massachusetts Operations of Pegasus Cable Television, Inc. as of December 31, 1996, and 1997 and June 30, 1998 and for each of the three years in the period ended December 31, 1997 and the period from January 1, 1998 through June 30, 1998 which appear in Amendment No. 1 to Charter Communications, Inc.'s Registration Statement on Form S-1 dated September 22, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


                                       /s/  PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania

January 26, 2001